                                                                     Exhibit 4.3
                                                                     -----------




================================================================================

                    NEW ENGLAND INVESTMENT COMPANIES, L.P.


                                 $110,000,000


                    6.54% Senior Notes due January 9, 2003





                                    _______

                                    FORM OF
                            NOTE PURCHASE AGREEMENT

                                    _______




                         Dated as of December 28, 1995


================================================================================

                               TABLE OF CONTENTS

Section                                                                    Page
-------                                                                    ----
1.   AUTHORIZATION OF NOTES ................................................. 1

2.   SALE AND PURCHASE OF NOTES ............................................. 1

3.   CLOSING ................................................................ 2

4.   CONDITIONS TO CLOSING .................................................. 2
     4.1.  Representations and Warranties ................................... 2
     4.2.  Performance; No Default .......................................... 3
     4.3.  Compliance Certificates .......................................... 3
     4.4.  Opinions of Counsel .............................................. 3
     4.5.  Purchase Permitted By Applicable Law, etc. ....................... 3
     4.6.  Sale of Other Notes .............................................. 4
     4.7.  Payment of Special Counsel Fees .................................. 4
     4.8.  Private Placement Number ......................................... 4
     4.9.  Changes in Structure ............................................. 4
     4.10. Proceedings and Documents ........................................ 4
     4.11. Rating ........................................................... 5

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY .......................... 5
     5.1.  Organization; Power and Authority ................................ 5
     5.2.  Authorization, etc. .............................................. 5
     5.3.  Disclosure ....................................................... 6
     5.4.  Organization and Ownership of Shares of Subsidiaries ............. 6
     5.5.  Financial Statements ............................................. 7
     5.6.  Compliance with Laws, Other Instruments, etc. .................... 7
     5.7.  Governmental Authorizations, etc. ................................ 8
     5.8.  Litigation; Observance of Statutes and Orders .................... 8
     5.9.  Taxes ............................................................ 8
     5.10. Title to Property; Leases ........................................ 8
     5.11. Licenses, Permits, etc. .......................................... 9
     5.12. Compliance with ERISA ............................................ 9

     5.13. Private Offering by the Company ................................. 10
     5.14. Use of Proceeds; Margin Regulations ............................. 10
     5.15. Existing Indebtedness ........................................... 11
     5.16. Foreign Assets Control Regulations, etc. ........................ 11
     5.17. Status under Certain Statutes ................................... 11
     5.18. Status of Obligations under this Agreement and the Notes ........ 11
     5.19. Restrictions on Subsidiaries .................................... 12

6.   REPRESENTATIONS OF THE PURCHASER ...................................... 12
     6.1.  Purchase for Investment ......................................... 12
     6.2.  Source of Funds ................................................. 12

7.   INFORMATION AS TO COMPANY ............................................. 14
     7.1.  Financial and Business Information .............................. 14
     7.2.  Officer's Certificate ........................................... 16
     7.3.  Inspection ...................................................... 17

8.   PREPAYMENT OF THE NOTES ............................................... 17
     8.1.  Optional Prepayments with Make-Whole Amount ..................... 17
     8.2.  Special Prepayment for Change of Control. ....................... 18
     8.3.  Prepayments in Connection with Transfers ........................ 19
     8.4.  Allocation of Partial Prepayments ............................... 20
     8.5.  Maturity; Surrender, etc. ....................................... 20
     8.6.  Purchase of Notes ............................................... 20
     8.7.  Make-Whole Amount ............................................... 21

9.   AFFIRMATIVE COVENANTS ................................................. 22
     9.1.  Compliance with Law ............................................. 22
     9.2.  Insurance ....................................................... 23
     9.3.  Maintenance of Properties ....................................... 23
     9.4.  Payment of Taxes ................................................ 23
     9.5.  Existence, etc. ................................................. 24
     9.6.  Keeping of Books. ............................................... 24

10.  NEGATIVE COVENANTS .................................................... 24
     10.1. Transactions with Affiliates .................................... 24

     10.2. Limitations on Mergers, Consolidations and Sales of Substantially
           All Assets ...................................................... 25
     10.3. Transfer of Assets .............................................. 25
     10.4. Disposal of Ownership of a Subsidiary ........................... 27
     10.5. Leverage Ratios ................................................. 28
     10.6. Interest Coverage Ratio ......................................... 28
     10.7. Liens ........................................................... 28
     10.8. Indebtedness .................................................... 28
     10.9. Restricted Payments ............................................. 29
     10.10.Investments ..................................................... 29
     10.11.Limitation on Acquisitions ...................................... 29
     10.12.Restrictions Affecting Subsidiaries ............................. 29

11.  EVENTS OF DEFAULT ..................................................... 30

12.  REMEDIES ON DEFAULT, ETC. ............................................. 32
     12.1. Acceleration .................................................... 32
     12.2. Other Remedies .................................................. 33
     12.3. Rescission ...................................................... 33
     12.4. No Waivers or Election of Remedies, Expenses, etc. .............. 34

13.  REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES ......................... 34
     13.1. Registration of Notes ........................................... 34
     13.2. Transfer and Exchange of Notes .................................. 35
     13.3. Replacement of Notes ............................................ 35

14.  PAYMENTS ON NOTES ..................................................... 36
     14.1. Place of Payment ................................................ 36
     14.2. Home Office Payment ............................................. 36

15.  EXPENSES, ETC. ........................................................ 37
     15.1. Transaction Expenses ............................................ 37
     15.2. Survival ........................................................ 37

16.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT .......... 37

17.  AMENDMENT AND WAIVER .................................................. 38
     17.1. Requirements .................................................... 38
     17.2. Solicitation of Holders of Notes ................................ 38
     17.3. Binding Effect, etc. ............................................ 39
     17.4. Notes held by Company, etc. ..................................... 39

18.  NOTICES ............................................................... 39

19.  REPRODUCTION OF DOCUMENTS ............................................. 40

20.  CONFIDENTIAL INFORMATION .............................................. 40

21.  SUBSTITUTION OF PURCHASER ............................................. 41

22.  MISCELLANEOUS ......................................................... 42
     22.1. Successors and Assigns .......................................... 42
     22.2. Payments Due on Non-Business Days ............................... 42
     22.3. Severability .................................................... 42
     22.4. Construction .................................................... 42
     22.5. Counterparts .................................................... 43
     22.6. Governing Law ................................................... 43

   SCHEDULE A          --  INFORMATION RELATING TO PURCHASERS

   SCHEDULE B          --  DEFINED TERMS*

   SCHEDULE 4.9        --  Changes in Corporate Structure

   SCHEDULE 5.3        --  Disclosure Materials

   SCHEDULE 5.4        --  Subsidiaries of the Company and
                            Ownership of Subsidiary Stock

   SCHEDULE 5.5        --  Financial Statements

   SCHEDULE 5.8        --  Certain Litigation

   SCHEDULE 5.11       --  Patents, etc.

   SCHEDULE 5.15       --  Existing Indebtedness and Liens

   SCHEDULE 10.7       --  Existing Investments

   SCHEDULE 13.2       --  Competitors

   EXHIBIT 1           --  Form of 6.54% Senior Note due January 9, 2003*

   EXHIBIT 4.4(a)(i)   --  Form of Opinion of Special Counsel for the
                            Company

   EXHIBIT 4.4(a)(ii)  --  Form of Opinion of General Counsel for the General
                            Partner

   EXHIBIT 4.4(b)      --  Form of Opinion of Special Counsel
                            for the Purchasers




* Those schedules and exhibits marked with an asterisk are filed herewith. Except to the extent covered by an application for an order pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, granting confidential treatment of certain contractual provisions, which application may be filed in the future, the Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.     CLOSING.

          The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Milbank, Tweed, Hadley & McCloy, One Chase Manhattan Plaza, New York, New York 10005, at 11:00 a.m., New York time, at a closing (the "CLOSING") on January 9, 1996, or on such other Business Day thereafter on or prior to January 11, 1996 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 (multiples of $200,000) as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 53174819 at Bank of Boston, 100 Federal Street, Boston MA, ABA 011 000 390. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.     CONDITIONS TO CLOSING.

          Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.   REPRESENTATIONS AND WARRANTIES.

          The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.   PERFORMANCE; NO DEFAULT.

          The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing.

4.3.   COMPLIANCE CERTIFICATES.

          (a)  Officer's Certificate. The Company shall have delivered to you an
               ---------------------
Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

          (b)  Secretary's Certificate. The General Partner shall have delivered
               -----------------------
to you a certificate certifying as to the resolutions attached thereto and other partnership proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

4.4.   OPINIONS OF COUNSEL.

          You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Debevoise & Plimpton, special
                                    -
counsel for the Company, and from Edward N. Wadsworth, Esq., General Counsel for the General Partner, covering the matters set forth in Exhibits 4.4(a)(i) and 4.4(a)(ii), respectively, and each covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinions to you) and (b) from Milbank, Tweed, Hadley & McCloy, your special New York counsel in
     -
connection with such transactions, substantially in the form set forth in
Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.   PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

          On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.   SALE OF OTHER NOTES.

          Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.   PAYMENT OF SPECIAL COUNSEL FEES.

          Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.   PRIVATE PLACEMENT NUMBER.

          A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.   CHANGES IN STRUCTURE.

          Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of organization or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.  PROCEEDINGS AND DOCUMENTS.

          All corporate, partnership and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.11.  RATING.

          You shall have received evidence satisfactory to you that Duff & Phelps Credit Rating Co. has assigned a credit rating of at least A- to the Notes.

4.12.  TERMINATION OF LETTER OF CREDIT.

          The Letter of Credit dated September 29, 1995 issued by Citibank, N.A. in favor of Old HALP, L.P. and for the account of the Company shall have been terminated.

5.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          The Company represents and warrants to you that:

5.1    ORGANIZATION; POWER AND AUTHORITY.

          The Company is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified as a foreign partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has all requisite partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.   AUTHORIZATION, ETC.

          This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate or partnership (as the case may be) action on the part of the Company and the General Partner, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.   DISCLOSURE.

          The Company, through its agents, Citicorp Securities, Inc. and Prudential Securities Incorporated has delivered to you and each Other Purchaser a copy of a Confidential Private Placement Memorandum, dated November, 1995 (the "Memorandum"), relating to the transactions contemplated hereby. This Agreement, the Memorandum, the documents, certificates or other writings identified in
Schedule 5.3 and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3 or in one of the documents, certificates or other writings identified therein or in the financial statements listed in Schedule 5.5, since December 31, 1994, there has been no change in the financial condition, operations, business or properties of the Company or any of its Subsidiaries except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

5.4.   ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES.

          (a) Schedule 5.4 is (except as noted therein) a complete and correct list of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary.

          (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien.

          (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or partnership or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate, partnership or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

          (d) Each Subsidiary of the Company required to register with the Securities and Exchange Commission as an "investment adviser" (as defined in the Investment Advisers Act) has so registered and is in compliance in all material respects with the Investment Advisers Act.

5.5.   FINANCIAL STATEMENTS.

          The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.   COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

          The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, the Partnership Agreement or any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate or partnership charter or by-laws, or any other Material agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.  GOVERNMENTAL AUTHORIZATIONS, ETC.

          No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8.  LITIGATION; OBSERVANCE OF STATUTES AND ORDERS.

          (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

          (b) Neither the Company nor any Subsidiary is in default under any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

5.9.  TAXES.

          The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been paid for all fiscal years up to and including the fiscal year ended December 31, 1994.

5.10. TITLE TO PROPERTY; LEASES.

          The Company and its Subsidiaries have good and sufficient title to their respective Material properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement, except for those defects in title and Liens that, individually or in the aggregate, would not have a Material Adverse Effect. All Material leases are valid and subsisting and are in full force and effect in all material respects.

5.11.  LICENSES, PERMITS, ETC.

          Except as disclosed in Schedule 5.11, the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

5.12.  COMPLIANCE WITH ERISA.

          (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

          (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by you.


5.13.  PRIVATE OFFERING BY THE COMPANY.

          Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than 65 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.  USE OF PROCEEDS; MARGIN REGULATIONS.

          The Company will apply the proceeds of the sale of the Notes to finance the Harris Acquisition, to pay related costs and expenses and for general business purposes. The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock and no part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

5.15.  EXISTING INDEBTEDNESS.

          Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of December 1, 1995, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary the outstanding principal amount of which exceeds $5,000,000 that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

5.16.  FOREIGN ASSETS CONTROL REGULATIONS, ETC.

          Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.  STATUS UNDER CERTAIN STATUTES.

          The Company is not subject to regulation as an "investment company" under the Investment Company Act. Neither the Company nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended. The Company is registered as an "investment adviser" (as defined in the Investment Advisers Act).

5.18.  STATUS OF OBLIGATIONS UNDER THIS AGREEMENT AND THE NOTES.

          All obligations and liabilities of the Company under this Agreement and the Notes constitute direct, unconditional and general obligations of the Company and rank in right of payment either pari passu or senior to all other Indebtedness of the Company, except for such

Indebtedness which is preferred as a result of being secured (but then only to the extent of such security).

5.19.  RESTRICTIONS ON SUBSIDIARIES.

          No Material Subsidiary is subject to any restriction of any kind on its ability to pay dividends or make other distributions to the Company or any Subsidiary of the Company or to pay any Indebtedness owed to the Company or any Subsidiary of the Company.

6.     REPRESENTATIONS OF THE PURCHASER.

6.1.   PURCHASE FOR INVESTMENT.

          You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.   SOURCE OF FUNDS.

          You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

          (a) the Source is an insurance company general account as such term is used in Prohibited Transaction Exemption ("PTE") 95-60 issued by the United States Department of Labor and your purchase of the Notes hereunder is entitled to the exemption granted by PTE 95-60; or

          (b) the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

          (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

          (e)  the Source is a governmental plan; or

          (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

          (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "employee benefit plan", "governmental plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.     INFORMATION AS TO COMPANY.

7.1.   FINANCIAL AND BUSINESS INFORMATION.

          The Company shall deliver to you, so long as you shall be obligated to purchase Notes hereunder, and to each holder of Notes that is an Institutional
Investor:

          (a)  Quarterly Statements -- within 45 days after the end of each
               --------------------
     quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

               (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

               (ii) consolidated statements of income, changes in owners' equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

          (b)  Annual Statements -- within 90 days after the end of each fiscal
               -----------------
     year of the Company, duplicate copies of,

               (iii) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and

               (iv) consolidated statements of income, changes in owners' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an unqualified opinion thereon of Price Waterhouse, L.L.P. or other independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to partners, if any, prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);

          (c)  SEC and Other Reports -- promptly upon their becoming available,
               ---------------------
     one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement that shall have become effective (without exhibits except as expressly requested by such holder), and each final prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission;

          (d)  Notice of Default or Event of Default -- promptly, and in any
               -------------------------------------
     event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

          (e)  ERISA Matters -- promptly, and in any event within five Business
               -------------
     Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

               (v) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               (vi) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               (vii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, would reasonably be expected to have a Material Adverse Effect; and

          (f)  Requested Information -- with reasonable promptness, such other
               ---------------------
     data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2. OFFICER'S CERTIFICATE.

          Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

          (b)  Covenant Compliance -- the information (including detailed
               -------------------
     calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.5, 10.6 and 10.8 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

          (a)  Event of Default -- a statement that such officer has reviewed
               ----------------
     the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3. INSPECTION.

          The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

          (a)  No Default -- if no Default or Event of Default then exists, at
               ----------
     the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and, with the consent of the Company (which consent will not be unreasonably withheld) to visit the other offices and properties of the Company, all at such reasonable times and as often as may be reasonably requested in writing; and

          (b)  Default -- if a Default or Event of Default then exists, at the
               -------
     expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be reasonably requested.

8.   PREPAYMENT OF THE NOTES.

8.1. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

          The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at

100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this
Section 8.1 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.2. SPECIAL PREPAYMENT FOR CHANGE OF CONTROL.

          Promptly and in any event within five Business Days after the occurrence of a Change of Control, the Company will give written notice thereof to the holders of all outstanding Notes, which notice shall (a) refer specifically to this Section 8.2 and describe such Change of Control in reasonable detail, (b) specify the Change of Control Prepayment Date and the Response Date (as respectively defined below) in respect thereof and (c) offer to prepay all Notes (at the unpaid principal amount of such Notes, together with interest accrued thereon to the date fixed for such prepayment plus the Make-Whole Amount) on the date therein specified (the "CHANGE OF CONTROL PREPAYMENT DATE"), which shall be not less than 45 nor more than 60 days after the date of the giving of such notice. Each holder of a Note shall notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date (the "RESPONSE DATE") at least ten Business Days prior to the Change of Control Prepayment Date, and the Company shall prepay on the Change of Control Prepayment Date all of the Notes held by the holders who have accepted such offer in accordance with this Section
8.2 at a price in respect of each Note held by such holder equal to the unpaid principal amount of such Note, together with interest accrued thereon to the Change of Control Prepayment Date plus the Make-Whole Amount; provided, however, that the failure by a holder of any Note to respond to such offer in writing on or before the Response Date shall be deemed to be an acceptance of such offer in respect of such Change of Control. In connection with any offer to prepay Notes under this Section 8.2, (x) the notice provided pursuant to the first sentence of this Section 8.2 shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation and

(y) two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3. PREPAYMENTS IN CONNECTION WITH TRANSFERS.

          If at any time the Company intends to apply any proceeds from a Transfer pursuant to Section 10.3 or 10.4 (such proceeds referred to herein as the "DISPOSITION PROCEEDS") to the prepayment of Indebtedness as contemplated by
Section 10.3 or 10.4, the Company will give written notice thereof to the holders of all outstanding Notes, which notice shall (a) refer specifically to this Section 8.3, (b) specify the Disposition Prepayment Date and the Disposition Response Date (as respectively defined below) in respect thereof,
(c) set forth (i) the aggregate amount of Disposition Proceeds to be applied to the prepayment of the Notes and (ii) the amount of such Proceeds allocable to each Note and (d) offer to prepay a principal amount of each Note equal to the amount of such Proceeds so allocable to such Note, together with interest accrued thereon to the date fixed for such prepayment plus the applicable Make-Whole Amount, on the date therein specified (the "DISPOSITION PREPAYMENT DATE"), which shall be not less than 45 nor more than 60 days after the date of the giving of such notice. Each holder of a Note shall notify the Company of such holder's acceptance or rejection of such offer by giving written notice of such acceptance or rejection to the Company on a date (the "DISPOSITION RESPONSE DATE") at least ten Business Days prior to the Disposition Prepayment Date, and the Company shall prepay on the Disposition Prepayment Date the applicable portion of each Note held by each holder by whom such offer has been accepted in accordance with this Section 8.3 at a price in respect of each Note held by such holder equal to the principal amount of such Note so to be prepaid as specified above, together with interest accrued thereon to the Disposition Prepayment Date plus the Make-Whole Amount; provided, however, that the failure by the holder of any Note to respond to such offer in writing on or before the Disposition Response Date shall be deemed to be an acceptance of such offer in respect of such Disposition. In connection with any offer to prepay Notes under this
Section 8.3, (x) the notice provided pursuant to the first sentence of this
Section 8.3 shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation and (y) two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.4.   ALLOCATION OF PARTIAL PREPAYMENTS.

          In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding (or, in the case of a prepayment under Section 8.2 or 8.3, the Notes being so prepaid) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.5.   MATURITY; SURRENDER, ETC.

          In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.6.   PURCHASE OF NOTES.

          The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in
                          -
accordance with the terms of this Agreement and the Notes or (b) pursuant to an
                                                              -
offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than a majority of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.7.   MAKE-WHOLE AMOUNT.

          The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

          "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1, 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

          "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields
                                                            -
     reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields
         --
     reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by
     (a) converting U.S. Treasury bill quotations to bond-equivalent yields in
      -
     accordance with accepted financial practice and (b) interpolating linearly
                                                      -
     between (1) the actively traded U.S. Treasury security with the duration
              -
     closest to and greater than the Remaining Average Life and (2) the actively
                                                                 -
     traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

          "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1, 8.2,
     8.3 or 12.1.

          "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to
     Section 8.1, 8.2 or 8.3 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.   AFFIRMATIVE COVENANTS.

          The Company covenants that so long as you shall be obligated to purchase Notes hereunder or any of the Notes are outstanding:

9.1. COMPLIANCE WITH LAW.

          The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, ERISA and the Investment Advisers Act, and will obtain and maintain in effect all licenses, certificates, permits, registrations, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, registrations, franchises and other governmental authorizations would not reasonably be expected, individually or in the aggregate, to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

9.2.   INSURANCE.

          The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.   MAINTENANCE OF PROPERTIES.

          The Company will and will cause each of its Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

9.4.   PAYMENT OF TAXES.

          The Company will and will cause each of its Subsidiaries to file all income tax or similar tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies payable by any of them, to the extent such taxes and assessments have become due and payable and before they have become delinquent, provided that neither the Company nor any Subsidiary need pay any such tax or assessment if (i) the amount, applicability
                                                   -
or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such
                                                --
taxes and assessments in the aggregate would not reasonably be expected to have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

9.5.   EXISTENCE, ETC.

          The Company will at all times preserve and keep in full force and effect its legal existence. Subject to Sections 10.2 and 10.3, the Company will at all times preserve and keep in full force and effect the legal existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise would not, individually or in the aggregate, have a materially adverse effect on the business, operations, affairs, financial condition, properties or assets of the Company and its Subsidiaries taken as a whole.

9.6.   KEEPING OF BOOKS.

          The Company will keep, and will cause each of its Subsidiaries to keep, proper records and books of account as are necessary to prepare consolidated financial statements in accordance with GAAP, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with GAAP.

10.    NEGATIVE COVENANTS.

          The Company covenants that so long as any of the Notes are outstanding:

10.1.  TRANSACTIONS WITH AFFILIATES.

          The Company will not and will not permit any Subsidiary to enter into directly or indirectly any Material transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate. Any transaction or arrangement that has been approved by a majority of the Disinterested Directors of the Board of Directors of the General Partner shall be deemed to have satisfied the requirements of the preceding sentence. For purposes of this Section 10.1, the term "DISINTERESTED DIRECTOR" means with respect to any transaction, series of transactions or arrangements, a member of the Board of Directors of the General Partner that does not have any material financial interest, direct or indirect, in such transaction, series of transactions or arrangements.

10.2. LIMITATIONS ON MERGERS, CONSOLIDATIONS AND SALES OF SUBSTANTIALLY All ASSETS.

          The Company will not, and will not permit any of its Subsidiaries to, merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any Person, except that

               (a) any Subsidiary of the Company may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets, (i) to the Company or any Significant Subsidiary of the Company, provided that in the case of any such merger or consolidation, the Company or (in the case of a transaction between a Subsidiary and a Significant Subsidiary) such Significant Subsidiary is the surviving Person or (ii) as part of a Transfer permitted under Section 10.3 or 10.4; and

               (b) the Company may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of all or substantially all of its assets to, any other Person, if (i) the surviving entity of such consolidation or merger or the transferee or lessee of such assets (the "Successor Entity") is a solvent corporation or limited partnership organized under the laws of the United States of America or any state thereof and, if not the Company, expressly assumes in writing the due performance of all obligations of the Company under this Agreement and the Notes and (ii) immediately prior to and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

          No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company (or any Successor Entity permitted under this Section 10.2) from its liability under this Agreement or the Notes.

10.3.  TRANSFER OF ASSETS.

          The Company will not, and will not permit any of its Subsidiaries to, make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:

               (a) such Transfer takes place in the ordinary course of business of the Company or the relevant Subsidiary, including, without limitation, any Transfer of (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials that are obsolete or no longer required in the operation of the business of the Company or such Subsidiary (in each case, an "Ordinary Course Transfer");

               (b) such Transfer is (i) a Transfer from a Subsidiary of the Company to the Company or a Significant Subsidiary of the Company,
          (ii) a Transfer from the Company to a Significant Subsidiary of the Company or (iii) a Transfer from a Subsidiary of the Company to another Subsidiary of the Company (including by way of a merger or consolidation of such Subsidiary with or into such other Subsidiary) and in either case is for Fair Market Value, as determined in good faith by the Company or the Subsidiary making such Transfer, as the case may be; provided that in the case of any Transfer under clause
          (i), (ii) or (iii) above, immediately before and after giving effect to such Transfer, and after giving Pro Forma Effect thereto as if such transfer has occurred, no Default or Event of Default shall have occurred and be continuing (each such Transfer, an "Intergroup Transfer"); or

               (c) all of the following conditions shall have been satisfied with respect thereto: (i) such Transfer does not involve a Substantial Part of the property of the Company or any of its Subsidiaries, (ii) in the good faith opinion of the Company, the Transfer is in exchange for consideration with a Fair Market Value at least equal to that of the property exchanged and (iii) immediately before and after giving effect to such Transfer, and after giving Pro Forma Effect thereto, no Default or Event of Default shall have occurred and be continuing.

          Notwithstanding the foregoing, but subject to Sections 10.2 and 10.4, the Company and its Subsidiaries shall be permitted to make a Transfer of a Substantial Part of their respective property, if in the good faith opinion of the Company or the Subsidiary making such Transfer, the Transfer is in exchange for consideration with a Fair Market Value at least equal to the property exchanged and if contemporaneously with such Transfer, the Company or such Subsidiary delivers to the holders of the outstanding Notes a certificate of a Senior Financial Officer certifying that the Net Cash Payments (if any) in respect of such Transfer will be used in accordance with either of the following clauses (a) or (b) and, in accordance with such certificate, within six-months of the receipt of any Net Cash Payments from any such Transfer, the Company shall, or shall cause such Subsidiary to, either (a) apply such Net Cash Payments to the purchase of assets useful and intended to be used in the business of the Company and its Subsidiaries or (b) offer to prepay the Notes in accordance with Section 8.3 in an amount equal to such Net Cash Payments; provided that the aggregate principal amount of Notes required to be prepaid in connection with any such Transfer shall not exceed the product of (A) the percentage that the revenues of, or attributable to, such assets represents to the consolidated revenues of the Company and its Subsidiaries and (B) the aggregate outstanding principal amount of the Notes at the time of such Transfer.

          No Transfer of a Substantial Part of the assets of the Company shall have the effect of releasing the Company (or any Successor Entity permitted under Section 10.2) from its liability under this Agreement or the Notes.

10.4.  DISPOSAL OF OWNERSHIP OF A SUBSIDIARY.

          The Company will not, and will not permit any of its Subsidiaries to, Transfer any of its Subsidiary Stock nor will the Company permit any such Subsidiary to Transfer any shares of its own capital stock or equity interests, provided that the foregoing restriction does not apply to:

               (a) the issuance by any such Subsidiary of directors' qualifying shares;

               (b) any Transfer of Subsidiary Stock that constitutes an Intergroup Transfer; and

               (c) any Transfer of Subsidiary Stock of the Company if all of the following conditions shall have been satisfied with respect thereto:
     (i) such Transfer does not involve a Substantial Part of the property of the Company, (ii) in the good faith opinion of the Company, the Transfer is in exchange for consideration with a Fair Market Value at least equal to that of the property exchanged and (iii) immediately before and after giving effect to such transaction, and after giving Pro Forma Effect thereto, no Default or Event of Default shall have occurred and be continuing.

     Notwithstanding the foregoing, but subject to Sections 10.2 and 10.3, the Company shall be permitted to Transfer any of its Subsidiary Stock, if in the good faith opinion of the Company the Company receives in exchange therefore consideration with a Fair Market Value at least equal to that of the property exchanged and if, contemporaneously with any such Transfer, the Company delivers to the holders of the outstanding Notes a certificate of a Senior Financial Officer of the Company certifying that the Net Cash Payments (if any) in respect of such Transfer will be used in accordance with either of the following clauses
(a) or (b), and in accordance with such certificate, within six-months of the receipt of any Net Cash Payments from any such Transfer, the Company (a) applies such Net Cash Payments to the purchase of assets useful and intended to be used in the business of the Company and its Subsidiaries or (b) offers to prepay the Notes in accordance with Section 8.3 in an amount equal to such Net Cash Payments; provided that the aggregate principal amount of Notes
                        --------
required to be prepaid in connection with any such Transfer shall not exceed the product of (A) the percentage that the revenues of, or attributable to, the Subsidiary Stock so transferred represents to the consolidated revenues of the Company and its Subsidiaries and (B) the aggregate outstanding principal amount of the Notes at the time of such Transfer.

          No Transfer of substantially all of the assets of the Company shall have the effect of releasing the Company (or any Successor Entity permitted under Section 10.2) from its liability under this Agreement or the Notes.

10.5.  LEVERAGE RATIOS.

          The Company will not permit at any time (a) the Senior Debt Leverage Ratio to exceed 3.25 to 1 or (b) the Total Debt Leverage Ratio to exceed 4.0 to 1.

10.6.  INTEREST COVERAGE RATIO.

          The Company will not permit the Interest Coverage Ratio to be less than 3.5 to 1 as at the end of each fiscal quarter.

10.7.  LIENS.

          The Company will not, and will not permit any of its Subsidiaries to, create or suffer to exist, any Lien other than Permitted Liens.

10.8.  INDEBTEDNESS.

          The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, or in any manner become liable, directly or indirectly in respect of, or suffer to exist any Indebtedness (other than Excluded Indebtedness) unless at the time such Indebtedness is incurred and after giving Pro Forma Effect thereto, (a) the total amount of Priority Debt does not exceed 15% of Cash Flow for the most recently completed Rolling Fiscal Period and (b) no Default or Event of Default shall have occurred and be continuing.

10.9.  RESTRICTED PAYMENTS.

          The Company will not, and will not permit any Subsidiary to, declare, order, pay, make or set apart any sums or property for Restricted Payments, if at the time of the making of such Restricted Payment and after giving effect thereto, (a) any Default or Event of Default shall have occurred and be continuing or (b) the aggregate amount of Restricted Payments made in the fiscal quarter in which such Restricted Payment is made and in the three full immediately preceding fiscal quarters would exceed 105% of Cash Flow for the Rolling Fiscal Period as of the date of such Restricted Payment. Notwithstanding the occurrence or continuance of a Default or Event of Default, the Company may make distributions to any of its limited partners in amounts sufficient to allow any such limited partner to pay all federal income taxes with respect to the amount of income and gain of the Company allocated to such limited partner (assuming for this purpose that such limited partner is taxable at the highest applicable rate of taxation).

10.10. INVESTMENTS.

          The Company will not, and will not permit any of its Subsidiaries to, make or hold any Investment other than (a) Permitted Investments and (b) Exempt Investments, provided that at the time of, and after giving effect to any Exempt Investment, no Default under Section 11(b) or Event of Default shall have occurred and be continuing.

10.11. LIMITATION ON ACQUISITIONS.

          The Company will not, and will not permit any Subsidiary to, acquire any business or property from, or capital stock or other equity interest of, any Person, provided that the foregoing restriction does not apply to any acquisition (whether by asset or stock purchase or pursuant to a merger) if (a) such acquisition is directly or indirectly related to the principal lines of business of the Company and its Subsidiaries and (b) after giving effect to such acquisition, and after giving Pro Forma Effect thereto, no Default or Event of Default shall have occurred and be continuing.

10.12. RESTRICTIONS AFFECTING SUBSIDIARIES.

          The Company will not, and will not permit any of its Material Subsidiaries to, create or permit to exist any restriction of any kind on the ability of any such Subsidiary to (a) pay dividends or make other distributions to the Company or any Subsidiary or (b) pay any Indebtedness owed to the Company or any Subsidiary.

10.13. CHANGE IN NATURE OF BUSINESS.

          The Company will not, and will not permit any of its Material Subsidiaries to, make any material change in the nature or conduct of its business as carried on as of the date hereof.

10.14. CONSOLIDATED NET WORTH.

          The Company will not permit Consolidated Net Worth to be less than $75,000,000 at any time.

11.    EVENTS OF DEFAULT.

          An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

          (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

          (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

          (c) the Company defaults in the performance of or compliance with any term contained in Section 10; or

          (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge
                           -
     of such default and (ii) the Company receiving written notice of such
                          --
     default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of
     Section 11); or

          (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

          (f)  (i) the Company or any Material Subsidiary is in default (as
                -
     principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or
                                                            --
     any Material Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment; or

          (g)  the General Partner, the Company or any Material Subsidiary (i)
                                                                            -
     is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to
                                --
     the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the
                                             ---
     benefit of its creditors, (iv) consents to the appointment of a custodian,
                                --
     receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated
                                                               -
     as insolvent or to be liquidated, or (vi) takes partnership or corporate
                                           --
     action (as the case may be) for the purpose of any of the foregoing; or

          (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the General Partner, the Company or any of its Material Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the General Partner, the Company or any of its Material Subsidiaries, or any such petition shall be filed against the General Partner, the Company or any of its Material Subsidiaries and such petition shall not be dismissed within 60 days; or

          (i) a final judgment or judgments (either uninsured or insured but as to which the insurer thereof has not admitted liability) for the payment of money aggregating in excess of $10,000,000 are rendered against one or more of the Company and its Material Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

          (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to
                                                --
     terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount
                                                    ---
     of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $10,000,000, (iv) the Company or any ERISA Affiliate shall
                                --
     have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate
                                          -
     withdraws from any Multiemployer Plan, or (vi) the Company or any
                                                --
     Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Materially Adverse Effect; or

          (k)  any Regulatory Intervention shall occur.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.    REMEDIES ON DEFAULT, ETC.

12.1.  ACCELERATION.

          (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

          (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

          (c)  If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

          Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and
                                                        -
unpaid interest thereon and (y) the Make-Whole Amount determined in respect of
                             -
such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.  OTHER REMEDIES.

          If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.  RESCISSION.

          At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 60% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a)
                                                                             -
the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of
                                                                -
Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the
                             -
payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.  NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

          No course of dealing and no delay on the part of any holder of any
Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.    REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.  REGISTRATION OF NOTES.

          The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.  TRANSFER AND EXCHANGE OF NOTES.

          Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred (a) to a Competitor without the prior written consent of the Company, provided that any holder of a Note may transfer a Note to a Competitor that is purchasing such Note for resale to a Person that is not a Competitor or
(b) in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $1,000,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.  REPLACEMENT OF NOTES.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

          (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.    PAYMENTS ON NOTES.

14.1.  PLACE OF PAYMENT.

          Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank, N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.  HOME OFFICE PAYMENT.

          So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.    EXPENSES, ETC.

15.1.  TRANSACTION EXPENSES.

          Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.  SURVIVAL.

          The obligations of the Company under Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

          All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.    AMENDMENT AND WAIVER.

17.1.  REQUIREMENTS.

          This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20 (it being understood that any amendment to Section 10.3 or 10.4 or to the definition of "Change of Control" in Schedule B that does not terminate the Company's obligation to offer to prepay Notes in the circumstances contemplated by Section 8, will not be deemed an amendment of Section 8 or a change in the amount or time of any prepayment).

17.2.  SOLICITATION OF HOLDERS OF NOTES.

          (a)  Solicitation. The Company will provide each holder of the Notes
               ------------
(irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

          (b)  Payment. The Company will not directly or indirectly pay or cause
               -------
to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.  BINDING EFFECT, ETC.

          Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.  NOTES HELD BY COMPANY, ETC.

          Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.    NOTICES.

          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

          (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

          (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

          (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of G. Neal Ryland, Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.    REPRODUCTION OF DOCUMENTS.

          This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.    CONFIDENTIAL INFORMATION.

          For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and
                -
affiliates, (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial
                                                              --
advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor
             ---                                 --
to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which you offer to purchase any security of the Company
      -
(if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal
                                                                --
or state regulatory authority having jurisdiction over you, (vii) the National
                                                             ---
Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or
                               ----
disclosure may be necessary or appropriate (w) to effect compliance with any
                                            -
law, rule, regulation or order applicable to you, (x) in response to any
                                                   -
subpoena or other legal process, (y) in connection with any litigation to which
                                  -
you are a party or (z) if an Event of Default has occurred and is continuing, to
                    -
the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.    SUBSTITUTION OF PURCHASER.

          You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.    MISCELLANEOUS.

22.1.  SUCCESSORS AND ASSIGNS.

          All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.  PAYMENTS DUE ON NON-BUSINESS DAYS.

          Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.  SEVERABILITY.

          Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.  CONSTRUCTION.

          Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.  COUNTERPARTS.

          This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.  GOVERNING LAW.

          This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                 *  *  *  *  *

          If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                    Very truly yours,

                                    NEW ENGLAND INVESTMENT COMPANIES,
                                     L.P.

                                    By NEW ENGLAND INVESTMENT COMPANIES,
                                        INC., its General Partner

                                        By KEVIN P. CHARLESTON
                                         Title: Assistant Treasurer and
                                                Manager of Financial Planning

[The forms of signature by each
of the Purchasers, as they appear
in the respective Note Purchase
Agreements, are set forth below.]


The foregoing is hereby
agreed to as of the
date thereof.

THE TRAVELERS INSURANCE                   THE TRAVELERS INDEMNITY
 COMPANY                                   COMPANY

By CRAIG H. FARNSWORTH                    By CRAIG H. FARNSWORTH
   Second Vice President                     Second Vice President

CONNECTICUT GENERAL LIFE                  LIFE INSURANCE COMPANY OF
 INSURANCE COMPANY                         NORTH AMERICA

By CIGNA Investments, Inc.                By CIGNA Investments, Inc.

   By LAWRENCE A. DRAKE                      By LAWRENCE A. DRAKE
      Managing Director                         Managing Director

GREAT-WEST LIFE & ANNUITY                 PACIFIC MUTUAL LIFE INSURANCE
 INSURANCE COMPANY                         COMPANY

By MARK CORBETT                           By WILLIAM R. SCHMIDT
   Vice President                            Assistant Vice President
   Private Placement Investments

By ERNIE P. FRIESEN
   Manager
   Private Placement Investments

NORTHERN LIFE INSURANCE                   NORTHWESTERN NATIONAL LIFE
 COMPANY                                   INSURANCE COMPANY

By FRANK P. PINTENS                       By FRANK P. PINTENS
   Assistant Treasurer                       Authorized Representative

UNITED SERVICES LIFE INSURANCE            THE NORTH ATLANTIC LIFE
 COMPANY                                   INSURANCE COMPANY OF
                                           AMERICA
By FRANK P. PINTENS
   Assistant Treasurer                    By FRANK P. PINTNES
                                             Assistant Treasurer

GENERAL AMERICAN LIFE                     PROVIDENT MUTUAL LIFE
 INSURANCE COMPANY                         INSURANCE  COMPANY

By DOUGLAS R. KOESTER                     By CRAIG SNYDER
   Vice President                            Vice President


PROVIDENTMUTUAL LIFE AND                  PROVIDENT MUTUAL LIFE
 ANNUITY COMPANY OF AMERICA                INSURANCE COMPANY --
                                           COVENANT
By ROSEANNE GATTA
   Treasurer                              By CRAIG SNYDER
                                             Vice President

AMERICAN FAMILY LIFE                      JOHN ALDEN LIFE INSURANCE
 INSURANCE COMPANY                         COMPANY

By PHILLIP HANNIFAN                       By MICHAEL E. HALLIGAN
   Investment Director                       Vice President, Investments

JOHN ALDEN LIFE INSURANCE
 COMPANY OF NEW YORK

By MICHAEL E. HALLIGAN
   Vice President

                                                                      Schedule B
                                                                      ----------

                                 DEFINED TERMS

          As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

          "AFFILIATE" means, at any time, and with respect to any Person, any other Person (other than an Investment Company) that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

          "ANNUALIZED BASIS" means the method used to adjust any calculation for each Rolling Fiscal Period consisting of less than four full fiscal quarters following the date of Closing as follows:

          (a) the Rolling Fiscal Period shall begin on the first day of the first full fiscal month following the date of Closing; and

          (b) the results during such Rolling Fiscal period shall be multiplied by a fraction, the numerator of which shall be 12 and the denominator shall be the actual number of full fiscal months included in such Rolling Fiscal Period under clause (a) above.

          "BROKER COMMISSION" means any amount to be paid by the Company or any of its Subsidiaries to NESC or any broker, dealer or distributor in connection with the distribution by NESC or such broker, dealer or distributor of any shares in any Investment Company sponsored by the Company or any Subsidiary of the Company.

          "BROKER COMMISSION DEBT" means any Indebtedness of the Company or any of its Subsidiaries, the proceeds of which are used, directly or indirectly, to pay Broker Commissions and which is secured by Collections Rights of the Company or such Subsidiary.

          "BUSINESS Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Boston, Massachusetts are required or authorized to be closed.

          "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "CASH FLOW" means, for any period, for the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, net income (or net loss) for such period plus (a) Interest Expense plus (b) income
                                     ----                      ----
tax expense plus (c) depreciation expense plus (d) amortization expense plus (e)
            ----                          ----                          ----
non-cash expenses to the extent deducted in determining such net income plus (f)
                                                                        ----
capital losses from the sale of assets determined in accordance with GAAP for such period, plus (g) the Support Charge (not to exceed $20,000,000 in any
             ----
fiscal year) minus (h) capital gains on the sale of assets determined in
             -----
accordance with GAAP for such period minus (i) earnings (only if positive) of
                                     -----
any Person (other than the Company or any of its consolidated Subsidiaries) in which the Company or any Subsidiary holds an Investment to the extent such earnings are not distributed or otherwise paid (or are not eligible to be distributed or paid without restriction) to the Company or any of its consolidated Subsidiaries minus (j) cash flow attributable to Collection Rights
                          -----
securing Excluded Broker Commission Debt and minus (k) earnings (only if
                                             -----
positive) attributable to any Support Investment to the extent the holder of any Support Investment Indebtedness has recourse thereto; provided that upon any
                                                      -------- ----
acquisition permitted by Section 10.11, the calculation of Cash Flow for any Rolling Fiscal Period commencing prior to the effective date of such acquisition shall be adjusted to give Pro Forma Effect to such acquisition.

          "CHANGE OF CONTROL" means the occurrence of any one of the following:

          (a) New England Mutual Life Insurance Company (or the survivor of a merger or consolidation of New England Mutual Life Insurance Company with or into Metropolitan Life Insurance Company or any successor thereto) shall cease to have beneficial ownership, directly or indirectly, of at least 50% of the voting stock of all classes of stock of the General Partner; and

                                  Schedule B

          (b) New England Mutual Life Insurance Company (or the survivor of a merger or consolidation of New England Mutual Life Insurance Company with or into Metropolitan Life Insurance Company or any successor thereto) shall cease to own directly or indirectly, through one or more of its Subsidiaries, at least 15% of the limited partnership interests in the Company.

          "CLOSING" is defined in Section 3.

          "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

          "COLLECTION RIGHTS" means any amount owed to the Company or any of its Subsidiaries (a) pursuant to any 12b-1 Plan of, or any similar or successor plan of, or arrangement with, any Fund, (b) in respect of administrative or investment advisory services furnished, pursuant to written agreements, to a Fund by the Company or such Subsidiary or (c) from the payment of contingent deferred sales charges or other similar charges by the shareholders of a Fund.

          "COMPANY" means New England Investment Companies, L.P. , a Delaware limited partnership.

          "COMPETITOR" means any Person listed in Schedule 13.2 or reasonably designated as such in a written notice to the holder of each Note, provided that the Company shall not make any such designation more than once in any twelve-month period and provided further that no more than 20 Persons shall be Competitors at any one time.

          "CONFIDENTIAL INFORMATION"  is defined in Section 20.

          "CONSOLIDATED NET WORTH" means, at any time,

          (a) the total assets of the Company and its Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Subsidiaries as of such

                                  Schedule B
     time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in Subsidiaries, minus

          (b) the total liabilities of the Company and its Subsidiaries which would be shown as liabilities on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.


          "CURRENCY HEDGING AGREEMENT" means, for any Person, a foreign exchange contract, currency swap, collar or cap agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of currency risks either generally, periodically or under specific contingencies. The "CREDIT EXPOSURE" at any time of any Person under a Currency
                    ---------------
Hedging Agreement to which such Person is a party shall be determined as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Currency Hedging Agreement had terminated at the end of such fiscal quarter and, in making such determination, if any agreement relating to such Currency Hedging Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such credit exposure shall be the net amount so determined.

          "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          "DEFAULT RATE" means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 1% over the rate of interest publicly announced by Citibank, N.A. in New York, New York as its "base" or "prime" rate.

          "DUFF & PHELPS" means Duff & Phelps Credit Rating Co.

          "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to

                                  Schedule B
pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

          "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

          "EVENT OF DEFAULT" is defined in Section 11.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCLUDED BROKER COMMISSION DEBT" means Broker Commission Debt (a) which is secured by, and intended to be repaid solely out of the proceeds of, Collection Rights except to the extent provided in clause (b) below and (b) which is otherwise nonrecourse to the Company and its Subsidiaries except in the event of (i) the amendment or termination of a 12b-1 Plan or similar plan under which such Collection Rights would arise, (ii) changes in applicable law relating to 12b-1 Plans which have a material adverse effect on the ability of the Company or any applicable Subsidiary to satisfy its obligations with respect to such Broker Commission Debt, (iii) the occurrence of any breach of a covenant or representation customarily found in an asset-backed transaction of this type that relate to Collection Rights, including, without limitation, fraud, willful misconduct or gross negligence by the Company or such Subsidiary or (iv) any amendment, modification (including any amendment or termination arising from a change in law) or termination of any underwriting agreement, prospectus or sales charge arrangement between the Company or such Subsidiary and any Fund relating to the Collection Rights that secure such Broker Commission Debt; provided that if any of the circumstances described in clauses (i) through (iv) above occurs with respect to any Broker Commission Debt, such Broker Commission Debt shall no longer constitute Excluded Broker Commission Debt.

                                  Schedule B

          "EXCLUDED INDEBTEDNESS" means any of the following Indebtedness:

          (a)  Excluded Broker Commission Debt;

          (b)  Support Investment Indebtedness;

          (c) Purchase Money Obligations of the Company and any of its Subsidiaries in an aggregate principal amount at no time exceeding $10,000,000 and Indebtedness incurred to refinance such Purchase Money obligations, provided that the unpaid balance thereof is not increased and the Lien securing such Purchase Money Obligations is not extended to any other assets;

          (d) Indebtedness of the Company or any of its Subsidiaries for money borrowed from any insurance company against the cash surrender value of any insurance policy issued by such insurance company insuring the life or lives of one or more senior management employees, which policies are owned by the Company or such Subsidiary, as to which the Company or such Subsidiary is the named insured beneficiary and as to which the Company or such Subsidiary is entitled to the full cash surrender value; provided that such Indebtedness does not exceed the cash surrender value of such policy;

          (e) Indebtedness of the Company under Currency Hedging Agreements and Interest Rate Protection Obligations of the Company; provided that (i) in the case of any Interest Rate Protection Agreement, such Interest Rate Protection Agreement has been entered into to protect the Company or any of its Subsidiaries from fluctuations either (x) in interest rates in respect of Indebtedness incurred or to be incurred by the Company or such Subsidiary and the credit exposure of the Company or such Subsidiary thereunder is at no time no greater than necessary to hedge its interest rate exposure with respect to the aggregate principal amount of such Indebtedness or (y) in the value of investments in fixed income securities that were acquired in the ordinary course of business and (ii) in the case of any Currency Hedging Agreement, such Currency Hedging Agreement covers the assets or liabilities of the Company or any of

                                  Schedule B
its Subsidiaries that are denominated in a currency other than dollars of the United States of America;

          (f) Indebtedness of the Company or any of its Subsidiaries to the Company or any Significant Subsidiary; and

          (g) liabilities in respect of letters of credit or bankers acceptances that are issued or accepted in connection with obligations that do not constitute Indebtedness.

          "EXEMPT INVESTMENTS" means, for the Company and its Subsidiaries:

          (a) Investments in Significant Subsidiaries of the Company engaged, for a fee or other remuneration, in an Investment Management Business;

          (b) Seed Money Obligations and other Investments in Funds constituting partnerships, trusts, limited liability corporations or similar Persons, which Investments are acquired in the ordinary course of business;

          (c) securities acquired from any Fund or any other Person if, in the case of any such other Person, such securities were held by such Person as a result of investment management or advisory services provided by the Company or any of its Subsidiaries, provided that such securities are expected to be disposed of within twelve months of such acquisition and are not held by the Company or any of its Subsidiaries for more than twelve months;

          (d) securities held by the Company or any of its Subsidiaries pending the formation of a Fund to which such securities will be transferred, provided that such securities are expected to be transferred or otherwise disposed of within twelve months of such investment;

          (e) Investments in other Subsidiaries of the Company or joint ventures engaged in the Investment Management Business, provided that immediately prior and after giving effect to each such Investment, and after giving Pro Forma Effect thereto,

                                  Schedule B
     the aggregate amount of all such Investments does not exceed 25% of Cash Flow for the most recently completed Rolling Fiscal Period;

           (f) Investments by the Company or a Subsidiary of the Company in the ordinary course of its Investment Management Business (including but not limited to unit investment trusts); and

           (g) other Investments not exceeding $10,000,000 in the aggregate.

           "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under compulsion to buy or sell).

           "FITCH" means Fitch Investors' Service Incorporated.

           "FUND" means any Investment Company and any Person that would be an Investment Company but for Section 3(c)(1) of the Investment Company Act that is, in any such case, managed or sponsored by the Company or any of its Subsidiaries or for which the Company or any such Subsidiary provides advisory, administrative, supervisory, management, consulting, underwriting, transfer-agency, shareholder or share-servicing or similar services.

           "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

           "GENERAL PARTNER" means NEIC and such other Person or Persons as may be a general partner of the Company from time to time.

           "GOVERNMENTAl AUTHORITY" means

           (a)   the government of

                                  Schedule B

               (i) the United States of America or any State or other political subdivision thereof, or


               (ii) any jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

          (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

          (a) to purchase such indebtedness or obligation or any property constituting security therefor;

          (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

          (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

          (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

                                  Schedule B

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

          "HARRIS ACQUISITION" means the acquisition by the Company of all of the assets of Harris Associates L.P., a Delaware limited partnership.

          "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

          "INDEBTEDNESS" with respect to any Person means, at any time, without duplication,

          (a) its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

          (b) its liabilities for the deferred purchase price of property determined in accordance with GAAP (other than any part of such price payable in equity interests of the Company) acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

          (c) its liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

          (d) its liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

          (e) its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

                                  Schedule B

          (f) its credit exposure under Interest Rate Protection Agreements and Currency Hedging Agreements;

          (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof; and

          (h)  all other liabilities of a type described in clause (a) through
(g) above of such Person resulting from such Person being a general partner or a member of a joint venture, whether by provision of applicable law, contract or otherwise.

          "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

          "INTEREST COVERAGE RATIO" means, for any date, the ratio of (a) Cash Flow for the Rolling Fiscal Period ending on or immediately prior to such date to (b) Interest Expense for such Rolling Fiscal Period.

          "INTEREST EXPENSE" means, for the Company and its Subsidiaries, for any period, gross interest expense for such period (excluding interest on any Excluded Indebtedness) plus capitalized interest for such period, in each case determined on a consolidated basis, without duplication, in accordance with GAAP.

          "INTEREST RATE PROTECTION AGREEMENT" means, for any Person, an interest rate swap, collar or cap agreement or similar arrangement between such Person and one or more financial institutions providing for the transfer or mitigation of interest risks either generally, periodically or under specific contingencies. The "credit exposure" at any time of any Person under an Interest
                    ---------------
Rate Protection Agreement to which such Person is a party shall be determined as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Interest Rate Protection Agreement had terminated at the end of such fiscal quarter and, in making such determination, if any agreement relating to such

                                  Schedule B

Interest Rate Protection Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such credit exposure shall be the net amount so determined.

          "INTERGROUP TRANSFER" has the meaning specified in Section 10.3.

          "INVESTMENT" means, for any Person, (a) the acquisition (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person and (b) the making of any advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business).

          "INVESTMENT ADVISERS ACT" means the Investment Advisers Act of 1940, as amended.

          "INVESTMENT COMPANY" means an "investment company" as such term is defined in the Investment Company Act.

          "INVESTMENT COMPANY ACT" means the Investment Company Act of 1940, as amended.

          "INVESTMENT MANAGEMENT BUSINESS" means the business of providing services involving (i) the management of an investment account or fund (or portions thereof or a group of investment accounts or funds), (ii) the giving of advice with respect to the investment of specific assets or funds, (iii) the distribution of investment management products or (iv) broker-dealer operations associated with the activities or operations described in any of the foregoing clauses (i), (ii) and (iii).

                                  Schedule B

          "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person.

          "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

          "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, or properties of the Company and its Subsidiaries taken as a whole.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

          "MATERIAL SUBSIDIARY" means any Subsidiary of the Company that would constitute a "significant subsidiary" as such term is used in Regulation S-X of the Securities and Exchange Commission as in effect on the date of Closing.

          "MEMORANDUM" is defined in Section 5.3.

          "MOODY'S" means Moody's Investors Service, Inc.

          "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

          "NEIC" means New England Investment Companies, Inc., a Massachusetts corporation.

          "NESC" means the New England Securities Corporation, a Massachusetts corporation.

                                  Schedule B

          "NET CASH PAYMENTS" means, with respect to any Transfer, the aggregate amount of all cash payments, the Fair Market Value of all marketable securities and the cash proceeds of any non-cash consideration (other than Exempt Investments) received by the Company and its Subsidiaries directly or indirectly in connection with such Transfer; provided that (a) Net Cash Payments shall be net of (i) the amount of any legal, title and recording tax expenses, commissions and other reasonable fees and expenses (including reasonable expenses of preparing the relevant property for sale) paid by the Company and its Subsidiaries in connection with such Transfer and (ii) any Federal, state and local income or other taxes estimated in good faith to be payable by the Company and its Subsidiaries as a result of such Transfer and (b) Net Cash Payments shall be net of any repayments by the Company or any of its Subsidiaries of Indebtedness to the extent that (i) such Indebtedness is secured by a Lien on the property that is the subject of such Transfer and (ii) the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property.


          "NOTES" is defined in Section 1.

          "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

          "ORDINARY COURSE TRANSFER" has the meaning specified in Section 10.3.

          "OTHER AGREEMENTS" is defined in Section 2.

          "OTHER PURCHASERS" is defined in Section 2.

          "PARTNERS" means the General Partner and each other Person that is a party to the Partnership Agreement.

          "PARTNERSHIP AGREEMENT" means the Amended and Restated Agreement of Limited Partnership of the Company, as amended from time to time.

                                  Schedule B

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

          "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          "PERMITTED INVESTMENTS" means, for the Company and its Subsidiaries, any of the following:

               (a) Investments in commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, that matures not more than 270 days from the date of issuance thereof, that is issued by a corporation (other than an Affiliate of the Company) organized under the laws of the United States of America or any state thereof, Canada or any state thereof, any member of the European Union or Japan;

               (b) Investments in direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case, maturing not more than one year from the date of acquisition thereof and other than derivative securities such as interest-only and principal-only mortgage-backed securities and collateralized mortgage obligations;

               (c) Investments in certificates of deposit or banker's acceptances maturing not more than one year from the date of issuance thereof that are issued by a bank or trust company that is either (i) organized under the laws of the United States of America, or any state thereof, and has capital, surplus and undivided profits of at least $1,000,000,000 and whose long-term certificates of deposit or long-term unsecured debt, at the time of acquisition of such Investment, are rated A or better by S&P, Duff & Phelps or Fitch or A2 or better by Moody's or (ii) organized under the laws of any other country whose commercial paper is rated A-1 or better by S&P or P-1 or better by Moody's or

                                  Schedule B
          whose long-term debt, at the time of acquisition of such Investment, is rated AA or better by S&P or Aa2 or better by Moody's and has capital, surplus and undivided profits of at least $1,000,000,000;

               (d) Investments in master note or deposit arrangements involving securities of the type described in clauses (a), (b) or (c) above;

               (e) Investments in money market programs of Investment Companies registered with the Securities and Exchange Commission, which Investments, at the time of acquisition thereof, are either rated A-1 or better by S&P or P-1 or better by Moody's (or if such programs are not rated, the substantial majority of underlying investments of such program, or issuers of such underlying investments, are so rated) or invested only in the types of securities described in clauses (a) through (d) above;

               (f) Investments in repurchase agreements maturing not more than 365 days from the creation thereof, with, or accepted by, a bank, trust company or other financial institution whose long-term unsecured debt, at the time of acquisition of such Investment, is rated A or better by S&P, Duff & Phelps or Fitch or A2 or better by Moody's;

               (g) Investments by the Company or any of its Subsidiaries made in (i) Interest Rate Protection Agreements and Currency Hedging Agreements to the extent any Indebtedness thereunder constitutes Excluded Indebtedness; provided, in any case, that the long-term senior unsecured debt of the counterparty thereto is rated A- or better by S&P or A3 or better by Moody's, at the time the Investment is made; and

               (h) Investments of the Company and its Subsidiaries in existence on the date hereof and listed in Schedule 10.7 hereto.

          "PERMITTED LIENS" means, for the Company and its Subsidiaries, any of the following:

                                  Schedule B

               (a) Liens outstanding on the date hereof and listed in Schedule 5.15;

               (b) Liens securing Indebtedness of any Subsidiary to the Company or any Significant Subsidiary of the Company;

               (c) Liens for taxes, assessments and governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by the Company or one of its Subsidiaries in good faith by appropriate proceedings and as to which adequate reserves are being maintained in accordance with GAAP;

               (d) Liens resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or which shall in good faith be prosecuted by an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding shall have been secured, and as to which, in any case, adequate reserves are being maintained in accordance with GAAP;

               (e) Liens imposed by law, such as landlord's, materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested or defended in good faith by appropriate proceedings and as to which adequate reserves are being maintained in accordance with GAAP, or which are suspended or released by the filing of lien bonds, or deposits to obtain the release of such Liens;

               (f) pledges, deposits and other Liens made in the ordinary course of business to secure obligations under worker's compensation laws, unemployment insurance, social security legislation or similar legislation or to secure public or statutory obligations;

               (g) Liens to secure the performance of bids, tenders, contracts, leases or statutory obligations, or to secure surety, stay or appeal or other

                                  Schedule B
          similar types of deposits, Liens or pledges, incurred in the ordinary course of business (to the extent such Liens do not secure obligations for the payment of Indebtedness for borrowed money and provided that any such obligation is not overdue or if overdue is being contested in good faith by appropriate proceedings and as to which adequate reserves are being maintained in accordance with GAAP);

               (h) Liens solely securing Purchase Money Obligations incurred in the ordinary course of business provided that any such Lien does not extend to or cover any property or assets other than the property so financed;

               (i) Liens on Collection Rights securing Broker Commission Debt provided that in the case of any Broker Commission Debt that does not qualify as Excluded Broker Commission Debt, such Broker Commission Debt is permitted under Section 10.8;

               (j) Liens securing Support Investment Indebtedness and Liens on the cash value of life insurance policies securing Indebtedness referred to in clause (d) of the definition of Excluded Indebtedness;

               (k) minor survey exceptions or minor encumbrances, easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries;

               (l) all other Liens, provided that, after giving effect to the creation thereof, the total amount of Priority Debt on the date of such creation does not exceed 15% of Cash Flow for the mostly recently completed Rolling Fiscal Period; and

                                  Schedule B

               (m) any modification, extension, renewal or replacement of the foregoing, provided, however, that the Liens permitted hereunder shall not be spread to cover any additional Indebtedness or property (other than a substitution of like property).

          "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

          "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

          "PRIORITY DEBT" means the sum (without duplication) of (a) all Indebtedness (other than Excluded Indebtedness) of the Company secured by any Lien on property of the Company or any of its Subsidiaries and (b) all Indebtedness (other than Excluded Indebtedness) of the Subsidiaries of the Company.

          "PRO FORMA EFFECT" means, for any event, calculating the operating results for the Rolling Fiscal Period for the date of such event as if such event had occurred on the first day of such Rolling Fiscal Period.

          "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

          "PURCHASE MONEY OBLIGATIONS" means any Indebtedness secured by a Lien on assets of the Company or any Subsidiary of the Company, and any additions and accessions thereto, that are purchased by the Company or any Subsidiary of the Company at any time after the Notes are issued; provided that (a) the security agreement or conditional sales or other title retention contract pursuant to which such Lien is created (a "PURCHASE MONEY SECURITY AGREEMENT") shall be entered into within 90 days after the purchase or substantial

                                  Schedule B
completion of the construction of such assets and the Lien created thereunder shall at all times be confined solely to the assets so purchased or acquired, and, if required by such Purchase Money Security Agreement, any additions and accessions thereto, (b) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and in respect of fees and other obligations in respect of such Indebtedness and (c)(i) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company or any Subsidiary of the assets subject thereto or
(ii) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any accessions thereto and any proceeds therefrom.

          "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

          "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

          "REGULATORY INTERVENTION" means (i) in the case of the Company and any Subsidiary that is a registered investment adviser under the Investment Advisers Act, the giving of any order by the Securities and Exchange Commission or any state governmental body placing limitations on the activities, functions or operations of, or suspending or revoking the registration of, the Company or such Subsidiary or (ii) in the case of any Subsidiary that is a registered broker-dealer, (a) any revocation by any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended) of such Subsidiary's membership therein, (b) any revocation by the Securities and Exchange Commission of such Subsidiary's status as a broker-dealer or (c) any application by the Securities Investor Protection Corporation for a decree adjudicating that customers of such Subsidiary are in need of protection under the Securities Investor Protection Act of 1940, as amended; provided that in any such case, such event could reasonably be expected to have a Material Adverse Effect.

                                  Schedule B

          "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.


          "RESTRICTED PAYMENTS" means for the Company and any of its Subsidiaries, (a) any dividends or other distributions or payments on or in respect of any equity interest of the Company or any such Subsidiary or to the holders of any such equity interests in their capacity as such (other than payments made solely in equity interests and dividends or distributions payable to the Company or any Subsidiary), (b) any purchase, redemption or other acquisition for value of any equity interest of the Company or any such Subsidiary or (c) any purchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, of any Subordinated Indebtedness; provided that such term shall not include any payment of a type described in clause (a) or (b) above that is made to the holders of equity interests in the Company to satisfy deferred obligations (whether liquidated or contingent) with respect to the Harris Acquisition.


          "ROLLING FISCAL PERIOD" means, for any date, until such time as each of four consecutive fiscal quarters of the Company have commenced and ended after the date of Closing, the period consisting of each full fiscal month of the Company that has commenced and ended after the date of Closing on an Annualized Basis and thereafter the most recently ended full fiscal quarter of the Company with respect to which the Company has delivered or is required to have delivered, the financial statements referred to in Section 7.1(a) or (b) and the three immediately preceding full fiscal quarters.

          "S&P" means Standard & Poor's Ratings Group, a Division of McGraw Hill, Inc.

          "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

          "SEED MONEY OBLIGATION" means an Investment made to provide start-up capital to a Fund.

                                  Schedule B

          "SENIOR DEBT" means, for the Company and its Subsidiaries, on a consolidated basis, all Indebtedness of the Company and its Subsidiaries (other than Excluded Indebtedness) required to be reported a such on the consolidated financial statements of the Company in accordance with GAAP other than Subordinated Indebtedness.

          "SENIOR DEBT LEVERAGE RATIO" means, for any date, the ratio of (a) the aggregate amount of Senior Debt as at such date to (b) Cash Flow for the Rolling Fiscal Period ending on or immediately prior to such date.

          "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

          "SIGNIFICANT SUBSIDIARY" means at any time any Subsidiary for which the Company alone or together with any other Significant Subsidiary beneficially owns or holds 80% or more of the Voting Interests and an 80% or greater interest in the profits or capital thereof.

          "SUBORDINATED INDEBTEDNESS" means Indebtedness (including perpetual debt that the Company is not required to repay) that is issued or assumed pursuant to, or evidenced by, an indenture or other instrument containing provisions for the subordination of such Indebtedness to the Notes which provide at a minimum that (v) the weighted average life to maturity of such Indebtedness is longer than the maturity of the Notes, (w) in the event of any bankruptcy, or other similar proceeding in respect of the Company, the holders of the Notes shall be entitled to receive payment in full in cash of all principal, Make-Whole Amount and interest on the Notes (including all interest arising after the commencement of such proceeding whether or not an allowed claim in such proceeding) before the holder or holders of any such Subordinated Indebtedness shall be entitled to receive any payment of principal, interest or premium thereon, (x) if Company has defaulted in the payment of principal, Make-Whole Amount or interest on the Notes, the holder or holders of any such Subordinated Indebtedness shall not be entitled to payment of any principal, premium or interest in respect thereof unless or until such default shall have been cured,
(y) if any other Event of Default has occurred and is continuing notice of which has been given to the Company by the Required Holders, the holders of any such Subordinated Indebtedness shall not be entitled to payment of any

                                  Schedule B
principal, premium or interest in respect thereof unless a period of 179 days has elapsed after the giving of such notice during which time the Notes have not been accelerated as provided in Section 12.1 and (z) that the holder or holders of such Subordinated Indebtedness may not accelerate the maturity thereof without at least fifteen days notice to the Company (notice of which the Company must agree to promptly provide to the holders of the Notes); provided that
                                                             --------
clause (v) shall not apply to Subordinated Indebtedness issued to a seller or its affiliates in connection with an acquisition permitted by Section 10.11.

          "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          "SUBSIDIARY STOCK" means, with respect to any Person, the capital stock, share capital, partnership interests or other equity interests (or any options or warrants to purchase, or other securities exchangeable for or convertible into, any such capital stock, share capital or equity interests) of or in any Subsidiary of such Person.

          "SUBSTANTIAL PART" means, with respect to any Transfer of property of the Company and its Subsidiaries, any portion of such property if the total revenues for the most recently ended Rolling Fiscal Period directly attributable to such property, and all other property sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than as an Ordinary Course Transfer or an Intergroup Transfer) during the twelve-month period ending with the date of such Transfer exceeds 15% of the consolidated revenues of the Company and its consolidated Subsidiaries during such Rolling Fiscal Period.

                                  Schedule B

          "SUPPORT CHARGE" means the expense reported by the Company or any of its Subsidiaries in connection with a Support Investment.

          "SUPPORT INVESTMENT" means any Investment that qualifies as an Exempt Investment under clause (c) of the definition of "Exempt Investment".

          "SUPPORT INVESTMENT INDEBTEDNESS" means any Indebtedness of the Company or any of its Subsidiaries the proceeds of which are used to purchase any Support Investment and that is limited in recourse to such Support Investment.

          "TOTAL DEBT" means, for the Company and its Subsidiaries, on a consolidated basis, all Indebtedness (other than Excluded Indebtedness) of the Company and its Subsidiaries required to be reported as such on the consolidated financial statements of the Company in accordance with GAAP.

          "TOTAL DEBT LEVERAGE RATIO" means, for any date, the ratio of (a) the aggregate amount of Total Debt as at such date to (b) Cash Flow for the Rolling Fiscal Period ending on or immediately prior to such date.

          "TRANSFER" means, with respect to any Person, any transaction, or series of transactions in which such Person sells, conveys, transfers, leases (as lessor) or otherwise disposes of any of its property with an aggregate Fair Market Value in excess of $2,000,000, including, without limitation, the issuance or disposition of Subsidiary Stock.

          "12b-1 PLAN" means any distribution plan adopted by a Fund pursuant to Rule 12b-1 under the Investment Company Act.

          "VOTING INTERESTS" means, in the case of a corporation, capital stock of such corporation that entitles the holder thereof to voting or proxy rights and, in the case of a partnership, a general partnership interest therein.

                                  Schedule B

                                                                       EXHIBIT 1
                                                                       ---------
                                [FORM OF NOTE]

                   NEW ENGLAND INVESTMENT COMPANIES, L.P.

                     6.54% SENIOR NOTE DUE JANUARY 9, 2003

No. [_____]                                                               [Date]
$[_______]                                                        PPN 644095 A*2


          FOR VALUE RECEIVED, the undersigned, NEW ENGLAND INVESTMENT COMPANIES, L.P. (herein called the "Company"), a limited partnership organized and existing under the laws of the State of Delaware hereby promises to pay to [___________________________], or registered assigns, the principal sum of [___________________________] DOLLARS on January 9, 2003, with interest
(computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 6.54% per annum from the date hereof, payable quarterly on the 9th day of April, July, October and January in each year, commencing with the April 9, 1996, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable quarterly as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.54% or (ii) 1% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its "base" or "prime" rate.

          Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank, N.A. or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

                                   Exhibit 1

          This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of December 28, 1995 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.


          This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

          This Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements.

          If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

                                   Exhibit 1

          This Note shall be construed and enforced in accordance with the laws of the State of New York.


                                          NEW ENGLAND INVESTMENT COMPANIES,
                                            L.P.


                                          By NEW ENGLAND INVESTMENT
                                            COMPANIES, INC., its General Partner


                                             By_________________________
                                               [Title:]

                                   Exhibit 1